Kodiak Energy, Inc.	October 12, 2007
Mandate of the Board of Directors

1.  Overall Purpose/Objectives Introduction

The Board of Directors (the “Board”) is responsible under law to supervise the management of the business and affairs of Kodiak Energy, Inc. (“Kodiak” or the “Company”) and its subsidiaries. References to Kodiak or the Company in this Mandate shall be deemed to include Kodiak’s subsidiary companies: Kodiak Petroleum ULC, Kodiak Petroleum (Montana), Inc. and Kodiak Petroleum (Utah), Inc. The Board has the statutory authority and obligation to protect and enhance the assets of the Company.

The principal mandate of the Board is to oversee the management of the business and affairs of the Company, and monitor the performance of the Officers of the Corporation.

In keeping with generally accepted corporate governance practices, including those contained in Multilateral Instrument 52-110 – Audit Committees, National Policy 58-201 - Corporate Governance Guidelines, National Instrument 58-101 – Disclosure of Corporate Governance Practices (collectively, the “Canadian Corporate Governance Guidelines”), the Toronto Stock Exchange –Venture Exchange (“TSXV”) corporate governance guidelines contained in Section 3 of the TSXV listed company manual (the “TSXV Corporate Governance Guidelines”), the Sarbanes-Oxley Act of 2002, and any similar legislation as it becomes applicable to the Company, the Board assumes responsibility for the stewardship of the Company and, as part of the overall stewardship responsibility, explicitly assumes responsibility for the following:

2.  Organization and Independence

The Board retains the responsibility for managing its own affairs including planning its composition, selecting its Chair (or acting Chair if the Chair is absent from the meeting), appointing Board Committees and determining Directors' compensation. While it is appropriate to confer with management of the Company (“Management”) on the selection of candidates to be nominated as members of the Board, the ultimate selection shall be determined by the existing members of the Board.

In that the Board must develop and voice objective judgment on corporate affairs, independently of Management, practices promoting Board independence will be pursued. This includes constituting the Board with a majority of independent Directors. Certain tasks suited to independent judgments will be delegated to specialized Board Committees that are comprised exclusively of independent Directors wherever possible. The Board will develop broad standards to determine whether Directors are independent, which standards will comply with Canadian Corporate Governance Guidelines, TSXV Corporate Governance Guidelines, as well as the Sarbanes-Oxley Act and any similar legislation as it becomes applicable to the Corporation. In accordance with these standards, the Board will make a positive determination with respect to the independence of each Director at least once per year. The Board will disclose both the standards and the annual determinations as required by law.

Exhibit 99.2 - Mandate of the Board of Directors

The Board will establish specific criteria for Board and Board member performance, and pursue a self-evaluation process for evaluating both overall Board performance and contributions of individual Directors. In addition, the Board will be constituted based on the following general membership criteria:

2.1 Company Assistance
The Board will seek members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board and the Company.

2.2 Character
Directors shall be persons of good character and thus should possess all of the following personal characteristics:

2.2.1. Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;

2.2.2. Accountability: Directors should be willing to be accountable for their decisions as Directors;

2.2.3. Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;

2.2.4. Responsibility: Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;

2.2.5. High Performance Standards: Directors should have a history of achievements which reflects high standards for themselves and others;

The Board ultimately has the responsibility to oversee the development and approval of the mission of the Company, its goals and objectives, and the strategy by which these objectives will be reached. In guiding the strategic choices of the Company, the Board must understand the inherent prospects and risks of such strategic choices.

While the leadership for the strategic planning process comes from the Management of the Company, the Board shall bring objectivity and a breadth of judgment to the strategic planning process and will annually review and approve the strategy developed by Management and ensure that the strategic plan takes into account, among other things, the opportunities and risks of the Corporation’s business.

The Board is responsible for monitoring Management’s success in implementing the strategy and monitoring the Company's progress in achieving its goals; as well as revising and altering direction in light of changing circumstances.

The Board has the responsibility to ensure congruence between the strategic plan, Shareholder expectations and Management’s performance.

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Exhibit 99.2 - Mandate of the Board of Directors

3.  Policies and Procedures

The Board is responsible for:

3.1. Approving and, monitoring compliance with all significant policies and procedures, by which the Company is operated, including corporate governance principles and guidelines;

3.2. Approving policies and procedures designed to ensure that the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards;

3.3. Enforcing obligations of the Directors respecting confidential treatment of the Company’s proprietary information and Board deliberations; and

3.4. Ensuring that individual Directors are appropriately prepared for meetings of the Board and maintain an acceptable attendance record.

4.  Management of Risk

The Board shall identify and understand the principal risks of all aspects of the business in which the Company is engaged, recognizing that business decisions require the incurrence of risk. The Board is responsible for providing a balance between risks incurred and the potential returns to Shareholders. This requires that the Board ensure that systems are in place to effectively monitor and manage risks with a view to the long term viability of the Company and its assets.

5.  Oversight of Management

The Board must ensure that the execution of plans and operations are of the highest caliber. The key to the effective discharge of this responsibility is the approval of the appointment of the Officers of the Company and the assessment of each Officer's contribution to the achievement of the Company's strategy. In this respect, performance of the Chief Executive Officer and the other Officers of the Company against objectives established by the Board is important, as is a formal process for determining the Officers' compensation, in part, by using established criteria and objectives for measuring performance to monitor an Officer’s development. A fundamental consideration in the approval of appointments of Officers of the Company is that the Officers appointed to Management, including the Chief Executive Officer, are persons of integrity and create a culture of integrity throughout the Company.

In addition to the appointment of Officers of the Company, to ensure that the Company’s long-term strategy is achieved, the Board must also, either directly or through a Committee, develop succession planning procedures, including identifying potential candidates, training Officers and monitoring their development and contributions to the achievement of the Company’s strategy.

6.  Shareholder Communications and Disclosure

The Board is responsible to ensure that the Company has policies in place to ensure effective and timely communication and disclosure to its Shareholders, other stakeholders and the public in general. This communications and disclosure policy must effectively and fairly present the operations of the Company to Shareholders and should accommodate feedback from Shareholders, which could be considered in future business decisions.

The Board has the responsibility for ensuring that the financial performance of the Company is reported to Shareholders on a timely and regular basis and for ensuring that such financial results are reported fairly, in accordance with generally accepted accounting principles.

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Exhibit 99.2 - Mandate of the Board of Directors

The Board has the responsibility for ensuring that procedures are in place to effect the timely reporting of any developments that have a significant and material impact on the value of Shareholder assets.

The Board has the responsibility for reporting annually to Shareholders on its stewardship for the preceding year.

7.  Integrity of Corporate Internal Controls and Management Information Systems

To effectively discharge its duties, the Board shall ensure that the Company has in place effective internal controls and management information systems so that it can track those criteria needed to monitor the implementation of the Company's strategy.

Similarly, in reviewing and approving financial information, the Board shall ensure that the Company has an internal control system, which can inform the Board of the integrity of the data and compliance of the financial information with generally accepted accounting principles.

The Board's management of the important areas of corporate conduct, such as the commitment of the Company's assets to different businesses or material acquisitions, shall also be supported by effective control and information systems.

8.  Conflicts of Interest

Directors shall avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. The Company annually solicits information from Directors in order to monitor potential conflicts of interest and Directors are expected to be mindful of their fiduciary obligations to the Company.

9.  Assessing Board Performance

Annually, in conjunction with Corporate Governance Policy, the Board, through its Chair, will assess Committee Chairman performance and conduct an evaluation of the performance of the Board and each Committee as a whole, including their processes and effectiveness. The Chair of the Board shall also conduct periodic Director peer reviews. The Board will conduct the annual evaluation of the performance of the Chair of the Board and will review the peer review results for the Board Chair.

10. Access to Officers and Employees

Board members shall have complete and open access to the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer. Board members who wish to have access to other members of Management may coordinate such access through one of the foregoing or may contact such members of Management directly.

11. Board Authority

The Board and each Committee shall have the power to hire independent legal, financial or other advisors as they may deem necessary, at a reasonable cost.

12. Legal Requirements

The Board is responsible for ensuring that routine legal requirements are adhered to and that documents, and records have been properly prepared, approved and maintained by the Company.

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Exhibit 99.2 - Mandate of the Board of Directors

13. Board Delegation to Committees

The Board can delegate specific responsibilities to Committees of the Board in order to effectively manage the affairs of the Corporation.

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